UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2009 (February 3, 2009)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-10.2: INDEMNIFICATION AGREEMENT
EX-10.3: NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
EX-10.4: NON-QUALIFIED STOCK OPTION PERFORMANCE AWARD AGREEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Employment Agreement with William H. Hastings
     On February 3, 2009, the Company entered into a definitive Employment Agreement (the “Employment Agreement”) with William H. Hastings under which Mr. Hastings will continue to serve as the Company’s President and Chief Executive Officer, effective as of December 11, 2008. As previously disclosed, the Company and Mr. Hastings approved a non-binding term sheet related to his employment by the Company on December 11, 2008.
     Mr. Hastings Employment Agreement provides for a five-year term of employment, which commenced on December 11, 2008. The Company may give Mr. Hastings notice six months before the 5th anniversary of such date of its intent to let the Agreement terminate, or to renew Mr. Hastings’ employment with the Company for a duration and on terms and conditions to be negotiated by the parties at that time. Under the Employment Agreement, Mr. Hastings will serve as President and Chief Executive Officer of the Company and will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. The Agreement provides that the Company intends to relocate its principal executive offices to Portland, Maine during the first quarter of 2009. It also provides that Mr. Hastings shall be nominated as a director of the Company’s Board from time to time in the future.
     Mr. Hastings will be paid an annual salary of $300,000, subject to annual increase by a percentage amount that shall not be less than the greater of (i) 4% per year or (ii) the percentage increase in the Bureau of Labor Statistics’ announced Consumer Price Index for All Urban Consumers, All Items (the “CPI-U”), unadjusted, for the 12-month period ending on the June 30th immediately preceding the July 1st on which such salary increase is scheduled to take effect. During the Term of the Agreement, Mr. Hastings will not receive a sign-on or other guaranteed bonus, but will be entitled to receive any bonuses awarded in the future by the Board’s Compensation Committee. Mr. Hastings will be entitled to reimbursement of his business expenses while performing services for the Company.
     The Agreement confirms Mr. Hastings’s receipt of the stock options awarded to him on December 11, 2008, and Mr. Hastings surrender to the Company of 387,500 of those stock options, as described under “Option Award Agreements” below. Future awards of equity to Mr. Hastings shall be made under the Stock Incentive Plan, at the sole discretion of the Board of Directors, after receipt of a recommendation from the Compensation Committee. In addition, the Company has agreed to provide Mr. Hastings up to $8,000 per year of reimbursement for health insurance and to purchase and pay annual premiums for a long-term disability insurance policy covering Mr. Hastings and a ten-year term life insurance policy. Mr. Hastings has agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements.
     The Employment Agreement may be terminated in the event of Mr. Hastings’ death or “disability” (as defined in the Agreement) during the Term. If Mr. Hastings dies or becomes disabled, then the Company will pay Mr. Hastings: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment, and (iii) any reimbursement amounts owing to Mr. Hastings (the amounts in (i), (ii) and (iii) are referred to as the “Accrued Obligations”). If Mr. Hastings terminates his employment at any time during the Term, for a reason other than “Good Reason” as defined below, he will be entitled to payment of only the Accrued Obligations.
     The Employment Agreement may also be terminated for “cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under this Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties under this Agreement or insubordination (defined as refusal to execute or carry out the lawful and ethical directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure and related obligations under the Agreement. If the Agreement is terminated for “Cause”, Mr. Hastings will only be entitled to receive payment of the Accrued Obligations.
     The Company is entitled to terminate Mr. Hastings employment for any reason other than death, Disability or “cause” upon at least thirty (30) days written notice to Mr. Hastings. In addition, Mr. Hastings may terminate his employment with the Company for “Good Reason,” as specified in the Agreement. The Agreement defines “Good Reason” as: (i) a material negative change in the scope of the authority, functions, duties or responsibilities of his employment from that which is contemplated by this Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another corporation shall not constitute Good Reason; (ii) any reduction in his base salary; (iii) the Company materially changing the geographic location in which he must perform services from the Portland, Maine metropolitan area; or (iv) any material breach by the Company of any provision of this Agreement without Mr. Hastings having committed any material breach of the Executive’s obligations under the Agreement, in each case of (i), (ii), (iii) or (iv), which breach is not cured by the Company within thirty (30) days following written notice thereof to the Company of such breach.
     If the Company terminates Mr. Hastings employment for any reason other than death, Disability or “Cause”, or if Mr. Hastings terminates his employment for “Good Reason”, then the Company shall pay to Mr. Hastings the following: (i) the Accrued Obligations, (ii) a defined severance benefit (the “Severance Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Hastings would have received if he remained employed for the balance of the Term, based upon his then-current base salary without further increase; provided however, that the Severance Benefit may not be less than twenty-four (24) months of Mr. Hastings’ then-current salary without further increase. The Severance Benefit as so determined shall be divided into twenty-four (24) equal installments and paid out to Mr. Hastings after termination of employment.

     A copy of Mr. Hastings Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.
     Indemnification Agreement
     On February 3, 2009, the Company and Mr. Hastings entered into an Indemnification Agreement related to Mr. Hastings service as an officer and director of the Company. The Indemnification Agreement entitles Mr. Hastings to rights of indemnification if, by reason of his service as an officer and director, he is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), whether such Proceeding is a direct action against Mr. Hastings or a derivative Proceeding brought by or in the right of the Company.
     Mr. Hastings shall be indemnified against any and all expenses (including, without limitation, attorneys’ fees and expenses), judgments, fines, amounts paid in settlements and other amounts actually and reasonably incurred by him or on his behalf in connection with such Proceeding provided that, in the case of a direct Proceeding, he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of a derivative Proceeding, Mr. Hastings will be entitled to indemnification if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any Proceeding to which he shall have been fully adjudged by a court to be liable to the Company, unless and only to the extent that a court shall determine that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses.
     To the extent that he is successful on the merits or otherwise, in any Proceeding, Mr. Hastings shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf. If he is not successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify him against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.
     The Company shall advance all reasonable expenses incurred by Mr. Hastings or on his behalf in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements from him requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.
     The protections of the Indemnification Agreement shall survive Mr. Hastings’ death, disability, or incapacity or the termination of his service as an officer and director of the Company.

     A copy of Mr. Hastings Indemnification Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference.
     Option Award Agreements
     As previously disclosed, on December 11, 2008, the Company’s Board awarded Mr. Hastings 3.1 million non-qualified stock options under the Company’s 1998 Stock Option Plan, as amended by the Board on December 11, 2008 (the “Stock Incentive Plan”) in two tranches, at an exercise price equal to $1.20 per share. On February 3, 2009, the Company and Mr. Hastings entered into two option award agreements evidencing these December 11th option awards pursuant to the Company’s Stock Incentive Plan, but in reduced amounts.
     In connection with the negotiation and signing of Mr. Hastings’ Employment Agreement, as described above, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008.
     As described in the Option Award Agreements, the vesting of Mr. Hastings’ stock options (reduced in amount as described above) shall be as follows:
1) stock options covering 1,837,500 shares will vest in three equal annual installments, commencing twelve months after the effective date of Mr. Hastings’ employment with the Company (December 11, 2009, December 11, 2010 and December 11, 2011).
2) stock options covering an additional 875,000 shares will vest upon the attainment of either of the following mutually acceptable performance goals: (i) upon monetizing the uncontracted gas reserves held by MPAL at the Amadeus Basin fields, or (ii) upon the trading price of the Company’s common stock being greater than $1.50 per share for a period of sixty consecutive trading days.
     Mr. Hastings’ option awards are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve an amendment and restatement of the Stock Incentive Plan at the Company’s 2008 annual meeting of shareholders to be held in the near future, which approval is required under the terms of the Plan and the listing requirements of the Nasdaq Stock Market, Inc.
     Copies of Mr. Hastings’ Option Award Agreements are attached as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits
     (c) Exhibits

10.1	Employment Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

10.2	Indemnification Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

10.3	Non-Qualified Stock Option Award Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

10.4	Non-Qualified Stock Option Performance Award Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
Name: Daniel J. Samela
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: February 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

10.2	Indemnification Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

10.3	Non-Qualified Stock Option Award Agreement between the Company and William H. Hastings, dated as of February 3, 2009.

10.4	Non-Qualified Stock Option Performance Award Agreement between the Company and William H. Hastings, dated as of February 3, 2009.